                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 23, 2002

                              AOL TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

                   Delaware             001-15062           13-4099534
        -------------------------------------------------------------------
        (State or other jurisdiction   (Commission       (I.R.S. Employer
              of incorporation)        File Number)     Identification No.)

                 75 Rockefeller Plaza, New York, New York  10019
             -----------------------------------------------------
               (Address of principal executive offices)  (zip code)

                                  212 484-8000
                                  ------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

As a result of the restatement announced on October 23, 2002 by AOL Time Warner Inc. (the "Company"), the Company's financial statements for the affected periods should no longer be relied upon, including the audited financial statements for 2000 and 2001 contained in the Company's annual report on Form 10-K for the year ended December 31, 2001.

Item 9.  Regulation FD Disclosure.

On October 23, 2002, AOL Time Warner Inc. (the "Company") announced that, as a result of its previously reported review of certain advertising and commerce transactions at the America Online division, under the direction of the Company's Chief Financial Officer, the financial results for each of the quarters ended September 30, 2000 through June 30, 2002 will be restated. The total impact of the adjustments will be to reduce the Company's consolidated advertising and commerce revenues by $190 million over these eight quarterly periods, with a corresponding reduction in EBITDA for that same time period of $97 million. In addition, the total impact of these adjustments is to the Company's consolidated operating income and net income by $83 million and $46 million, respectively. For the America Online division, the impact of the adjustments will be to reduce advertising and commerce revenues by $168 million over these eight quarterly periods, with a corresponding reduction in EBITDA for that same time period of $97 million. The remaining $22 million represents a reduction in revenues from certain transactions related to the America Online Division in which the advertising was delivered by other AOL Time Warner divisions.

The adjustments represent approximately 1% of the America Online segment's total revenues for that same two-year period, approximately 3.4% of its advertising and commerce revenues, and approximately 1.6% of its EBITDA. The largest impact of the adjustments is in the quarter ended September 30, 2000, for which advertising and commerce revenues will be reduced by $66 million and EBITDA will be reduced by $30 million. It is expected that the restated financial statements for the affected periods will be filed with the Securities and Exchange Commission in the fourth quarter.

The Company has furnished to the SEC as an exhibit to this Report schedules setting forth the impact of the adjustments to be reflected in the restated financial statements the Company intends to file. The information contained in this Current Report on Form 8-K, including the exhibit, has not been audited by the Company's outside auditors.

The information contained in Item 9 of this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the Company's filings with the SEC under the Securities Act of 1933.

Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit             Description
-------             -----------

99.1 Unaudited Impact of Restatements (for the years ended December 31, 2000 and 2001, and the six months ended
                    June 30, 2002); and Unaudited Restated Historical Consolidated Statements of Operations (for the years ended December 31, 2000 and 2001, and the six months ended June 30, 2002)

                              AOL TIME WARNER INC.

                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AOL TIME WARNER INC.
                                         (Registrant)



                                     By:  /s/ Wayne H. Pace
                                        ----------------------------------------
                                     Name:   Wayne H. Pace
                                     Title:  Executive Vice President and
                                             Chief Financial Officer





Dated:    October 23, 2002

                            EXHIBIT INDEX
              Pursuant to Item 601 of Regulations S-K

Exhibit          Description
-------          -----------

99.1             Unaudited Impact of Restatements (for the years ended
                 December 31, 2000 and 2001, and the six months ended
                 June 30, 2002); and Unaudited Restated Historical consolidated
                 Statements of Operations (for the year ended December 31, 2000 and 2001, and the six months ended June 30, 2002)

         Impact of Restatement on Consolidated Statements of Operations

The following schedules reflect the unaudited impact resulting from AOL Time Warner Inc.'s ("AOL Time Warner") internal review of certain advertising and commerce transactions at its AOL segment on certain significant financial metrics for each of the affected periods of the restatement. Specifically, the impact of the restatement on certain significant financial metrics related to the historical results of the AOL segment and AOL Time Warner (for 2000, the impact on America Online, Inc., predecessor to AOL Time Warner) have been reflected. Although there was no impact from the restatement on the first two quarters of 2000, such quarterly information has been included in the schedules in order to provide a more complete depiction of the impact of the restatement on the year ended December 31, 2000. In addition to the restatement impact schedules, unaudited AOL Time Warner historical statements of operations for the affected periods, reflecting the impact of the restatement, are presented.

The schedules also reflect the impact of the restatement on certain significant financial metrics related to the AOL Time Warner Pro Forma results for the year ended December 31, 2001, that had been included in the trending schedules previously posted on AOL Time Warner Inc.'s web site. The pro forma amounts prior to the restatement took into account the following:

o New Accounting Standard for Goodwill and Other Intangible Assets. During 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("FAS 142"), which requires that, effective January 1, 2002, goodwill, including the goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have an indefinite useful life, cease amortizing. FAS 142 does not require retroactive restatement for all periods presented, however, the accompanying pro forma information for 2000 and 2001 assumes that FAS 142 was in effect beginning January 1, 2000.

o Consolidation of AOL Europe, S.A. ("AOL Europe"). On January 31, 2002, AOL Time Warner acquired 80% of Bertelsmann AG's ("Bertelsmann") 49.5% interest in AOL Europe for $5.3 billion in cash and on July 1, 2002 acquired the remaining 20% of Bertelsmann's interest for $1.45 billion in cash. As a result of the purchase of Bertelsmann's interest in AOL Europe, AOL Time Warner has a majority interest in and began consolidating AOL Europe, retroactive to the beginning of 2002. The pro forma information for 2000 and 2001 assumes the interests in AOL Europe were acquired on January 1, 2000.

o Consolidation of IPC Group Limited ("IPC"). In October 2001, AOL Time Warner's Publishing segment acquired IPC, the parent company of IPC Media, from Cinven, one of Europe's leading private equity firms, for approximately $1.6 billion. The pro forma information for 2000 and 2001 assumes that IPC was acquired on January 1, 2000.

o Restructuring of Time Warner Entertainment-Advance/Newhouse Partnership ("TWE-A/N"). AOL Time Warner and the Advance/Newhouse Partnership ("Advance/Newhouse") agreed to restructure TWE-A/N whereby Advance/Newhouse assumed management responsibilities for certain cable systems of TWE-A/N (the "Advance/Newhouse Systems") to the extent permitted under applicable governmental regulations, beginning August 1, 2002 (the "TWE-A/N Restructuring"). The TWE-A/N Restructuring is anticipated to be completed by the end of 2002, upon receipt of certain regulatory approvals. As required under generally accepted accounting principles, AOL Time Warner has deconsolidated the results of the Advance/Newhouse Systems and has classified the results of those systems, net of the portion of TWE-A/N's results historically attributable to Advance/Newhouse, as minority partners in TWE-A/N, and net of tax, as discontinued operations for all periods presented. The pro forma information for 2000 and 2001 assumes that the deconsolidation of the Advance/Newhouse Systems occurred on January 1, 2000.

o Consolidation of Road Runner. In August 2002, AOL Time Warner's Cable segment acquired Advance/Newhouse's 17% indirect ownership in Road Runner, increasing AOL Time Warner fully attributed ownership to approximately 82%. As a result of the termination of Advance/Newhouse's minority rights in Road Runner, AOL Time Warner has consolidated the financial position and results of operations of Road Runner with the financial position and results of operations of AOL Time Warner's Cable segment. As permitted under generally accepted accounting principles, AOL Time Warner has consolidated the results of Road Runner retroactive to the beginning of 2002. The pro forma information for 2000 and 2001 assumes that Road
     Runner was consolidated as of January 1, 2000.

o Reimbursement of "Out-of-Pocket" Expenses. In November 2001, the FASB Staff issued as interpretive guidance Emerging Issues Task Force ("EITF") Topic No. D-103, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred" ("Topic D-103"). Topic D-103 requires that reimbursements received for out-of-pocket expenses be classified as revenue on the income statement. This change in revenue classification impacts AOL Time Warner's Cable and Music segments.

o Emerging Issues Task Force Issue No. 01-09. In April 2001, the FASB's EITF reached a final consensus on EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products," which was later codified along with other similar issues, into EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products" ("EITF 01-09"). EITF 01-09 clarifies the income statement classification of costs incurred by a vendor in connection with the reseller's purchase or promotion of the vendor's products, resulting in certain cooperative advertising and product placement costs previously classified as selling expenses to be reflected as a reduction of revenues earned from that activity. The new guidance impacts AOL Time Warner's AOL, Music and Publishing segments.

The attached historical information through December 31, 2001 reflects the information reported in the AOL Time Warner's filings with the SEC and therefore does not include the impact of Topic D-103 and EITF 01-09 which were required to be retroactively adopted for all periods presented beginning in the first quarter of 2002. The historical information for all periods presented in the attached schedules does not reflect the impact of the deconsolidation of the Advance/Newhouse Systems pursuant to the TWE-A/N Restructuring that was announced in June 2002 and will be reflected as a discontinued operation beginning in the third quarter of 2002.